Exhibit 32
Section 906 Certification
Andrew M. Meslow, the Chief Executive Officer, and Wendy C. Arlin, the Executive Vice President and Chief Financial Officer, of Bath & Body Works, Inc. (the “Company”), each certifies that, to the best of our knowledge:
(i)the Annual Report of the Company on Form 10-K dated March 18, 2022 for the fiscal year ended January 29, 2022 (the “Form 10-K”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ANDREW M. MESLOW
Andrew M. Meslow Chief Executive Officer

/s/ WENDY C. ARLIN
Wendy C. Arlin Executive Vice President and Chief Financial Officer

Date: March 18, 2022